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                                                                     Exhibit 4.4


                           INVESTORS' RIGHTS AGREEMENT

      This Investors' Rights Agreement (this "Agreement") is made __________, 2000, by and among On2.com Inc. (the "Company"), a Delaware corporation having its principal address at 375 Greenwich Street, 4th Floor, New York, NY 10013, and those persons whose names appear at the end of this Agreement (collectively, the "Holders" and individually, the "Holder"). Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 14.

                                    PREAMBLE

      The Holders have each acquired shares of the Company's Series C-__ Preferred Stock, par value $0.01(the "Preferred Stock"), and warrants (the "Warrants") to acquire shares of the Company's Common Stock, par value $0.01 per share, pursuant to separate Preferred Stock Unit Subscription Agreements (the "Subscription Agreement"), each dated as of _______, 2000, between the Company and the Holders respectively named in each such Subscription Agreement.

      Pursuant to the Subscription Agreement, the Company and the Holders have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders hereby agree as follows:

      1. Restrictions on Transferability. None of the Restricted Securities may be sold, assigned, transferred, pledged or otherwise disposed of, whether or not for value, except in compliance with the terms and conditions of this Agreement. At such time as the Restricted Securities cease to be Restricted Securities under the terms of this Agreement, the provisions of this Agreement shall no longer apply to the shares of the Common Stock that theretofore were Restricted Securities.

      2. Restrictive Legend.

      2.1 Shares of Stock. Each certificate representing Restricted Securities that are Preferred Shares or Common Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT


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            WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE
            STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

            THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS DESCRIBED HEREIN.

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE INVESTORS' RIGHTS AGREEMENT (THE "INVESTORS' RIGHTS AGREEMENT"), DATED ___________, 2000, AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN. A COPY OF THE INVESTORS' RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

      2.2 Warrant Certificate. Each certificate representing the Warrants that shall bear a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

            THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.


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            THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE
            EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTORS' RIGHTS AGREEMENT (THE "INVESTORS' RIGHTS AGREEMENT"), DATED ____________, 2000, AMONG THE COMPANY AND THE INVESTORS NAMES THEREIN. A COPY OF THE INVESTORS' RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

      2.3 Stop Transfer Instructions. The Holders consent to the Company's making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement.

      3. Notice and Other Requirements of Transfer. The Holders will not sell, assign, transfer, pledge or otherwise dispose of any Restricted Securities until the first anniversary of the date of this Agreement (except in accordance with Section 4 or Section 5 hereof), and thereafter the Holders will be permitted to sell, assign, transfer, pledge or otherwise dispose of any Restricted Securities if and only if:

            a. the intended sale, assignment, transfer, pledge or other disposition is permitted by the other provisions of this Agreement; or

            b. there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            c. (i) the proposed sale, assignment, transfer, pledge or other disposition is to an Affiliate, and (ii) the Affiliate transferee, as a condition to the effectiveness of such sale, assignment, transfer, pledge or other disposition, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement; or

            d. (i) the Holder has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed sale, pledge or other disposition for value, including the name and address of the intended transferee and identifying the Restricted Securities with respect to which such rights are being assigned, and (ii) the


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            intended transferee, as a condition to the effectiveness of such disposition, has executed a counterpart of this Agreement expressly assuming the obligations of the Holder under this Agreement; and, if the Company requests, the Holder shall also furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such intended disposition does not require registration of such shares under the Securities Act.

      4. Piggyback Registration.

      4.1 Notice to Holder Required. If at any time or from time to time the Company shall determine to register any shares of Common Stock for its own account or the account of any person who holds securities of the Company that are "restricted securities" under Rule 144, other than (a) a registration that relates solely to the issue or sale, or the resale, of convertible debt instruments of the Company or any of its subsidiaries, (b) a registration on Form S-4 or S-8 or another form not generally available for registering the Restricted Securities for sale to the public, or (c) any registration comprised in whole or in substantial part of shares underlying stock options or restricted shares issued under an incentive compensation plan that has been adopted by the Company or its predecessor, the Company will give to each Holder notice as soon as practicable prior to filing the registration statement and include in such registration all the Restricted Securities specified in one or more written requests which have been made within 15 days after receipt of such written notice from the Company by each Holder, except as set forth in Section 4.2

      4.2 Registered Public Offering Involving an Underwriting. If the registration of shares of Common Stock is for a registered public offering involving an underwritten offering, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 4.1. In such event, the right of each Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of each Holder's Restricted Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute his securities through such underwriting, the Holder shall (together with the Company and the other holders of Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any provision of Section 4.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Restricted Securities to be included in the underwriting or may limit the number of Restricted Securities to be included in such registration. The Company shall so advise the Holders, and the number of shares of Restricted Securities and other securities that may be included in the registration and underwriting shall be allocated among each Holder and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Restricted Securities held by the Holder and each other such holder that are requested to be included in the registration or underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to the Holders to the nearest one hundred shares. If


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any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Restricted Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      5. Demand Registration

      5.1 Notice of Registration. If by January 31, 2001 the Company has not registered any shares of Common Stock and has not complied with its obligation under Section 4.1 by giving the required timely notices to the Holders, any Holder may thereafter demand that a registration statement be filed with the SEC within 90 days after the date on which the Company has received such request, subject to the provisions of this Section 5. Subject to the terms and conditions set forth below in this Section 5.1 and Sections 5.2 through 5.4, upon the Company's receipt from a Holder of a written request that the Company effect a registration under the Securities Act with respect to its Restricted Securities, the Company will, as expeditiously as possible, notify in writing all the Holders of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Restricted Securities as are specified in such request, together with any Restricted Securities held by the other Holders who may desire to participate in such registrations; provided, that (a) no Holder may make its request within six months following the effectiveness of any registered public offering of Common Stock; (b) before filing any such registration statement or any amendments or supplements thereto, the Company will (i) furnish to the Holders of Restricted Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, and (ii) give the Holders of Restricted Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; (c) the Company shall not be obligated to take any action to effect such registration pursuant to Section 4.1 or this
Section 5.1 after the Company has effected one such registration pursuant to this Section 5.1 at the request of the Holders; provided, that such registration has been declared or ordered effective by the SEC and, if the method of distribution is a registered public offering involving an underwritten offering, all such shares registered thereby shall have been sold pursuant thereto; and
(d) the Company shall not be required to file any registration statement under this Section 5.1 unless the holders of at least a majority of the issued and outstanding shares of Series C-I Preferred Stock, Series C-II Preferred Stock and Series C-III Preferred Stock (taken as a whole) shall have demanded in writing that the Company file a registration statement under this Section 5.1. With respect to any registration requested pursuant to this Section 5.1, the Company may include in such registration any other shares of Common Stock, subject to the restrictions set forth in Section 5.3, as to which it is obligated to include such shares pursuant to agreements requiring such registration.

      5.2 Registration Statement. Subject to Section 5.1 above and the other terms and


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conditions contained herein, the Company shall file a registration statement covering the Restricted Securities so requested to be registered as soon as practical, but in any event within 90 days after the later of (i) receipt of the request or requests of the Holders or (ii) the date on which the Purchaser agrees, pursuant to Section 5.3, on the terms and conditions of an underwriting, if applicable, as evidenced by its acceptance of a letter of intent describing such terms and conditions, whichever is later; provided, that if the Company shall furnish to the Holders that have requested the registration a certificate signed by the President of the Company stating that (x) in the good faith judgment and upon unanimous consent of the Board of Directors it would have an adverse effect on the Company and its stockholders for such registration statement to be filed at the date filing would be required under Section 5.1 and it is therefore desirable to defer the filing of such registration statement, in which case the Company shall have an additional period of not more than 60 days within which to file such registration statement (which additional period may be extended to 90 days if such deferral will materially reduce the expenses of such registration due to the elimination of the need for any special audits to be performed in connection with such registration) or (y) due to circumstances not within the Company's direct control the audit of the Company's financial statements or of the financial statements of any entity or business acquired or to be acquired by the Company is not complete, in which case the Company shall have an additional period sufficient for the completion of such audit within which to file such registration statement.

      5.3 Registered Public Offering Involving an Underwriting. If the Holders intend to distribute the Restricted Securities covered by their request under
Section 5.1 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5.1. In such event, if so requested in writing by the Company, the Holders shall negotiate in good faith with a nationally recognized underwriter or underwriters selected by the Company and reasonably satisfactory to the Holders with regard to the underwriting of such requested registration. The right of the Holders to registration pursuant to this Section 5.3 shall be conditioned upon participation by all Holders in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Section 5.3. Notwithstanding any other provision of this Section 5.3, if the underwriter advises the Company in writing with a copy to the Holders that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the Company will include in such registration up to the maximum allowed by such underwriter of Restricted Securities and other securities, as, allocated among the Holder and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Restricted Securities held by the Holder and each other such holder that are requested to be included in the registration or underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to the Holders to the nearest one hundred shares. If any Holder of Restricted Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional


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shares of Restricted Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

      5.4 Best Efforts. The Company will use its best efforts to do any and all other acts which may be necessary or advisable to enable each selling Holder to dispose of the Restricted Securities being sold including, without limitation, keeping the registration statement filed under Section 4.1 or 5.1 effective for a period not in excess of one year and furnishing to each such seller (x) the number of copies of the registration statement and of the exhibits and the prospectus contained therein reasonably requested by each such Holder, and (y) signed counterparts, addressed to each such Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

      6. Nonpublic Information. Notwithstanding any other provision of this Agreement, the Company's obligation to file a registration statement under
Section 4.1 or Section 5.1, or to cause a registration statement to become and remain effective under either such Section, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 180 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

      7. Expenses of Registration. The Company will bear all reasonable expenses incurred in connection with registrations pursuant to Section 4 and Section 5, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and independent accounts for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Restricted Securities or any fees or expenses legal counsel for any or all of the Holders.

      8. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder (if it participates therein) advised in writing as to the initiation of each registration and as to the completion thereof.

      9. Indemnification.

      9.1 Indemnity by the Company. If the Company registers any Restricted Securities held by the Holder under the Securities Act pursuant to Section 4 or
Section 5, the Company will indemnify and hold harmless the Holder, and each other person, if any, who controls the Holder, against any losses, claims, damages or liabilities, joint or several, to which the Holder, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon


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any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holder, its officers, directors and partners, and each person controlling the Holder, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Holder specifically for use therein.

      9.2 Indemnity by the Holder. Each Holder will, if Restricted Securities held by or issuable to the Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made in writing by the Holder, or any omission (or alleged omission) by the Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder specifically for use therein; provided, that the total amount for which the Holder, its officers, directors and partners, and any person controlling the Holder, shall be liable under this Section 9.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by the Holder from the sale of Restricted Securities sold by the Holder in such registration.

      9.3 Notice by the Indemnified Party. Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or

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litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

      9.4 Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holder, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Restricted Securities included in the public offering; provided, that if, as a result of this Section 9.4, the Holder, and any person controlling the Holder, are held liable for an amount which exceeds the aggregate proceeds received by the Holder from the sale of Restricted Securities included in a registration, as provided in Section 9.2, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holders for such Excess Liability.

      9.5 Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Section 9.5 shall be limited to an amount equal to the proceeds to the Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

      9.6 Survival of Indemnity. The indemnification and contribution provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale


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of any securities by any person entitled to indemnification under this
Agreement.

      10. Lockup Agreement. In consideration for the Company's performance of its obligations under this Agreement, the Holder will, in connection with any registration of any Restricted Securities in an underwritten offering, at the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the underwriters may specify, so long as stockholders holding more than one percent (1%) of the Common Stock and all officers and directors of the Company are bound by a comparable obligation.

      11. Holders' Cooperation.

      11.1 Information Regarding Holders. Each Holder shall promptly furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

      11.2 Obligations of the Holders. The Holders will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 4 or Section 5 current and effective as required by applicable law, the Holders shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Restricted Securities covered by such registration statement that remain unsold, and the Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

      12. Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

      (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

      13. Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

      13.1 The execution, delivery and performance of this Agreement by the Company have


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been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

      13.2 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

      14. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            a. "Affiliate" shall have the meaning given to it under Rule 405 of the Securities Act.

            b. "Commission" shall mean the U. S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            c. "Common Stock" shall mean shares of the Company's Common Stock, par value $0.01 per share.

            d. "Common Stock Warrants" shall mean warrants to purchase shares of the Common Stock.

            e. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

            f. "Holder" shall mean each person who executes this Agreement and any other person who holds Restricted Securities and who has assumed the obligations of the Holder under this Agreement pursuant to
            Section 3(c).

            g. "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which any of the Holders notifies the Company of his intention to offer Restricted Securities.


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

            h. "Restricted Securities" shall mean the shares of Common Stock underlying the Preferred Stock, the Warrants and the shares of Common Stock issuable upon due exercise of the Warrants, in each case only to the extent the same have not been sold to the public. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for resale pursuant to Rule 144(k) and any restrictive legend on certificates representing such securities shall have been removed, (iii) such securities shall have been otherwise transferred or disposed of, and (x) new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and (y) subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (iv) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, Restricted Securities shall not include otherwise Restricted Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof if all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

            i. "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

            j. "Rule 145" shall mean Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

            k. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

      15. Miscellaneous.

      15.1 Amendments. This Agreement may be amended only by a written instrument executed by the Holders and the Company.

      15.2 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

      15.3 Notices, Etc. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid.

Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three business days thereafter or sent by prepaid air courier or (b) three business days following the mailing thereof, if mailed by certified United States first class mail, postage prepaid, in any such case if to the Company, at its address set forth above, and, if to the Holder, to the address of the Holder set forth in Schedule I to the Subscription Agreement (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 15.3).

      15.4 Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

      15.5 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      15.6 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        THE COMPANY:

                                        ON2.COM INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        THE HOLDERS:

                                        ----------------------------------------


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